Exhibit 99.1

DLH Reports First Quarter Fiscal Year 2017 Results

Atlanta, Georgia – February 8, 2017 – DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of innovative healthcare services and solutions to Federal agencies, today announced financial results for its fiscal first quarter ended December 31, 2016.

•	Revenue: $26 million – up 58% over the first quarter of 2016, including 5% organic growth

•	Gross margin: 22.3% – an improvement of 470 basis points year-over-year

•	Diluted earnings per share: $0.03, versus $(0.01) in fiscal 2016

•	Senior debt reduced to $22.5 million

•	Expanded executive leadership, appointing Helene Fisher as President of Danya.

Management Discussion

“We got off to a good start in fiscal 2017, posting 5% organic revenue growth and another quarter of improving gross margins,” stated DLH President and Chief Executive Officer Zach Parker. “We continue to focus on business development initiatives and operational execution and, in that vein, were pleased to bring Helene Fisher on board as President of DLH Danya in December. Helene is a great addition to the Company and is already bringing a fresh approach to serving our civilian agency customers by leveraging our expanded, enterprise-wide capabilities. While bottom line results this quarter reflected some growth in management costs and non-cash stock compensation, we feel confident that DLH is on track for a very successful year. Given the current market environment - including a freeze on government hiring - we believe that demand for federal government outsourced expertise across key areas in the healthcare, IT, and veterans’ space will benefit DLH in the quarters and years to come. DLH offers experienced staff with broad capabilities and technology-enabled solutions to deliver cost-competitive services to customers across its core markets.”

Results of Operations for the Three Months Ended December 31, 2016

Revenue for the three months ended December 31, 2016 was $26.1 million, an increase of $9.6 million, or 58%, over the prior year fiscal first quarter. The increase in revenue was due primarily to the acquisition of Danya on May 3, 2016 and continued expansion on existing contract vehicles.

For the three months ended December 31, 2016, gross profit was approximately $5.8 million, an increase of approximately $2.9 million, or 99%, year-over-year reflecting higher revenue and improved contract performance. As a percentage of revenue, the first quarter gross margin rate of 22.3% increased by 470 basis points compared to 17.6% gross margin in the prior year quarter. Favorable gross margin results were due principally to the contribution from

Danya, more complex contracts, and effective cost management. The Company continues to focus on internal productivity measures to control costs and expand margins.

For the three months ended December 31, 2016, general and administrative (“G&A”) expenses were approximately $4.7 million, an increase of approximately $2.2 million, or 88%, over the prior year quarter. G&A expenses were approximately 18.1% of revenue, an increase of 2.9% over the fiscal first quarter of 2016. The increase in expenses was due primarily to the addition of expenses related to Danya, along with incremental program and operational resources to manage and grow DLH. In addition, the fiscal 2017 quarter included non-cash stock compensation expense and yearly audit fees that totaled, in aggregate, approximately $0.7 million.

Income from operations for the three months ended December 31, 2016 was approximately $0.9 million, an increase of approximately $0.5 million, or 133%, over the prior year quarter. The improvement was primarily due to the contribution from Danya and expansion on legacy programs.

For the three months ended December 31, 2016, other expense, net, was approximately $0.4 million, a decrease of approximately $0.2 million over the prior year period. Other expense, net, includes interest expense and amortization of deferred financing costs on debt obligations, as well as other miscellaneous non-operational items. For the prior year period, other expenses also included acquisition-related expenditures.

Net income for the three months ended December 31, 2016 was approximately $0.3 million, or $0.03 per diluted share, an increase of approximately $0.4 million, or $0.04 per share, over the prior year period. The increase was due primarily to the operating contributions from Danya, net of interest and amortization of deferred financing expenses.

On a non-GAAP basis, Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other items (“Adjusted EBITDA”) for the three months ended December 31, 2016 was approximately $1.6 million, an improvement of approximately $0.8 million, or 115%, over the prior year three-month period. Growth was attributable to increased revenue and higher gross margins as previously described.

Balance Sheet

Cash as of December 31, 2016 was $2.5 million, and the Company’s senior debt was $22.5 million. Regarding cash flow, for the quarter ended December 31, 2016, cash provided by operating activities was $0.3 million.

Non-GAAP Financial Measures

The Company believes that providing Income from Operations per share will be useful to investors in comparing year over year operating results for 2017 compared to 2016. Income from Operations per share excludes the impact of other income (expense) and income tax benefits which may vary, sometimes significantly, from 2016 to 2017, independ ent of operating results. By providing this non-GAAP measure, we believe that an investor can more easily compare year over year performance.

Reconciliation of GAAP earnings per share to Income from Operations per share, a non-GAAP measure (per share amounts rounded):

	Three Months Ended
	December 31,
($ in thousands, except per share amounts)	2016	2015
Income from operations	$889	$382
Other income (expense), net	(364)	(575)
Income before income taxes	525	(193)
Income tax expense (benefit), net	201	(77)
Net income	$324	$(116)

Weighted-average outstanding shares fully diluted	12,690	9,568

Net income per fully diluted share	$0.03	$(0.01)
Income tax expense (benefit), net	0.02	(0.01)
Income before taxes	$0.04	$(0.02)
Other income (expense), net	(0.03)	(0.06)
Income from operations per fully diluted share	$0.07	$0.04

DLH uses Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other items (“Adjusted EBITDA”) as a supplemental non-GAAP measures of our performance. The Company defines Adjusted EBITDA as net income adjusted to exclude (i) interest and other expenses, including acquisition expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses - equity grants.

This non-GAAP measure of performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize these non-GAAP measures to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. The Company believes that these non-GAAP measures are useful to investors in evaluating ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measures as a supplement to GAAP information, management believes this enhances investors’ understanding of the Company's business and results of operations.

Reconciliation of GAAP net income to adjusted EBITDA, a non-GAAP measure:

	Three Months Ended
	December 31,
($ in thousands, except per share amounts)	2016	2015	Change
Net income (loss)	$324	$(116)	$440
(i) Interest and other (income) expense (net):
(i)(a) Interest and other expense	364	—	364
(i)(b) Acquisition expenses	—	575	(575)
(ii) Provision (benefit) for taxes	201	(77)	278
(iii) Depreciation and amortization	201	20	181
(iv) G&A expenses - equity grants	485	332	153
Adjusted EBITDA	$1,575	$734	$841

Weighted-average outstanding shares fully diluted	12,690	9,568	3,122

During fiscal 2016, the Company acquired Danya International, LLC (“Danya”). DLH believes users of the Company’s financial statements may wish to evaluate the performance of the underlying business, excluding the impact of acquisitions. Therefore, the Company also provides organic revenue growth as a non-GAAP measure to support this objective. To calculate organic revenue growth, the Company compares current year revenue less revenue from acquisitions to prior year revenue.

Conference Call and Webcast Details

DLH management will discuss first quarter results in a conference call beginning at 11:00 AM Eastern Time on Wednesday, February 8, 2017. Interested parties may listen to the conference call by dialing (844) 389-8659 and providing the operator with the conference ID 48891025. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing (855) 859-2056 and entering the conference ID 48891025.

About DLH

DLH (NASDAQ:DLHC) serves clients throughout the United States as a healthcare and human services provider to the Federal Government. The Company's core competencies include assessment and compliance monitoring, business process outsourcing, health IT systems integration and management, readiness and medical logistics, and pharmacy solutions. DLH has over 1,400 employees working throughout the country. For more information, visit the corporate website at www.dlhcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2016. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

CONTACTS:

COMMUNICATIONS	INVESTOR RELATIONS
Contact: Tiffany McCall	Contact: Chris Witty
Phone: 404-334-6000 x1799	Phone: 646-438-9385
Email: tiffany.mccall@dlhcorp.com	Email: cwitty@darrowir.com

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands except per share amounts)

	(unaudited)
	Three Months Ended
	December 31,
	2016	2015
Revenue	$26,111	$16,559
Direct expenses	20,300	13,642
Gross margin	5,811	2,917
General and administrative expenses	4,721	2,515
Depreciation and amortization	201	20
Income from operations	889	382
Other income (expense), net	(364)	(575)
Income before income taxes	525	(193)
Income tax expense (benefit), net	201	(77)
Net income	$324	$(116)

Net income per share - basic	$0.03	$(0.01)
Net income per share - diluted	$0.03	$(0.01)

Weighted average common shares outstanding
Basic	11,201	9,568
Diluted	12,690	9,568

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	December 31, 2016	September 30, 2016
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,471	$3,427
Accounts receivable, net	7,292	6,637
Other current assets	625	542
Total current assets	10,388	10,606
Equipment and improvements, net	600	644
Deferred taxes, net	11,415	11,415
Goodwill and other intangible assets, net	42,438	42,304
Other long-term assets	105	105
Total assets	$64,946	$65,074

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Debt obligations - current	$3,570	$3,560
Derivative financial instruments, at fair value	283	204
Accrued payroll	3,790	3,616
Accounts payable, accrued expenses, and other current liabilities	6,948	7,136
Total current liabilities	14,591	14,516
Total long term liabilities	17,768	18,782
Total liabilities	32,359	33,298
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.10 par value; authorized 5,000 shares, none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued and outstanding 11,242 at December 31, 2016 and 11,148 at September 30, 2016	11	11
Additional paid-in capital	82,384	81,897
Accumulated deficit	(49,808)	(50,132)
Total shareholders’ equity	32,587	31,776
Total liabilities and shareholders' equity	$64,946	$65,074